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                                 Exhibit 10.8(m)

                              EMPLOYMENT AGREEMENT


OGDEN CORPORATION (the "Company") and RAY DOMBROWSKI ("Executive") agree to enter into this EMPLOYMENT AGREEMENT dated as of September 21, 1998, as follows:

1.  Employment.

The Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, upon the terms and subject to the conditions set forth in this Agreement.

2.  Employment Term.

The period of Executive's employment under this Agreement shall begin as of September 21, 1998 (the "Effective Date") and shall continue until terminated in accordance with Section 5 below (the "Employment Term").

3.  Duties and Responsibilities.

(a) The Company will employ Executive as its Chief Financial Officer. In such capacity, Executive shall perform the customary duties and have the customary responsibilities of such position and such other duties as may be assigned to Executive from time to time by the Company's Chief Executive Officer or by the Company's Board of Directors (the "Board").

(b) Executive agrees to faithfully serve the Company, devote his full working time, attention and energies to the business of the Company its subsidiaries and affiliated entities, and perform the duties under this Agreement to the best of his abilities. Executive may perform services without direct compensation therefor in connection with the management of personal investments or in connection with charitable or civic organizations.

(c) Executive agrees (i) to comply with all applicable laws, rules and regulations, and all requirements of all applicable regulatory, self-regulatory, and administrative bodies; (ii) to comply with the Company's Policy of Business Conduct; and (iii) not to engage in any other business or employment without the written consent of the Company except as otherwise specifically provided herein.

4.  Compensation and Benefits.

(a) Signing Bonus. The Company shall pay the Executive a signing bonus ("Signing Bonus") in the amount of $50,000 as soon as practicable following the execution of this Agreement, but in no event sooner than seven (7) days thereafter. In the event that the Executive's employment with the Company is either terminated by the Company for Cause pursuant to Section 5(c) or by the Executive pursuant to Section 5(e) for other than Good Reason prior to September 21, 1999, the Signing Bonus shall be repaid by the Executive to the Company.

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(b)      Base Salary. During the Employment Term, the Company shall pay
         Executive a base salary at the annual rate of $300,000 per year or such higher rate as may be determined from time to time by the Board ("Base Salary"). Such Base Salary shall be paid in accordance with the Company's standard payroll practice for senior executives.

(c) Annual Incentive Bonus. During the Employment Term, the Company will be eligible for an annual incentive bonus in such amount as may be determined by the Board, provided that Executive's target incentive bonus for 1998 will be $220,000 and the minimum bonus payable to Executive for 1998 will be at least $110,000. The actual amount of the bonus will be calculated based on the Company's financial performance and Executive's achievement of pre-determined goals.

(d) Initial Stock Option Grant. Executive will be granted options to purchase 50,000 shares of Ogden common stock pursuant to the Ogden Stock Option Plan. During the Employment Term, Executive also will be considered for the grant of additional stock options from year-to-year as determined by the Board.

(e) Expense Reimbursement. The Company shall promptly reimburse Executive for the ordinary and necessary business expenses incurred by Executive in the performance of the duties under this Agreement in accordance with the Company's customary practices applicable to senior executives, provided that such expenses are incurred and accounted for in accordance with the Company's policy.

(f) Other Benefit Plans, Fringe Benefits and Vacations. Executive shall be eligible to participate in or receive benefits under any pension plan, profit sharing plan, 401(k) plan, non-qualified deferred compensation plan, supplemental executive retirement plan, medical and dental benefits plan, life insurance plan, short-term and long-term disability plans, incentive compensation plans, vacations, or any other fringe benefit plan, generally made available by the Company to senior executives. Except as otherwise provided in this Agreement, any such participation shall be in accordance with the provisions of such plans and nothing contained in this Agreement is intended to, or shall be deemed to, affect adversely any of Executive's rights as a participant under any such plans. Nothing herein shall prevent the Board from (i) paying a bonus to Executive under any incentive plan which it adopts and in which the other executives participate or (ii) modifying or discontinuing any benefit plan on a consistent and non-discriminatory basis applicable to all such executives.

(g) New York City Apartment. The Company will provide Executive with an apartment located near the Company's principal place of business in New York City selected by mutual agreement of the parties for the Executive's sole use during the Employment Term.

5.  Termination of Employment.

Executive's employment under this Agreement may be terminated under the following circumstances:

(a)      Death.  Executive's employment shall terminate upon Executive's death.

(b) Total Disability. The Company may terminate Executive's upon his becoming "Totally Disabled". For purposes of this Agreement, Executive shall be "Totally Disabled" if he is physically or mentally incapacitated so as to render him incapable of performing his usual and

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         customary duties under this Agreement. Executive's receipt of disability benefits under the Company's long-term disability plan or receipt of Social Security disability benefits shall be deemed conclusive evidence of Total Disability for purpose of this Agreement; provided, however, that in the absence of Executive's receipt of such long-term disability benefits or Social Security benefits, the Board may, in its reasonable discretion (but based upon appropriate medical evidence), determine that Executive is Totally Disabled. (c) Termination by the Company for Cause. The Company may terminate Executive's employment for "Cause". Such termination shall be effective as of the date specified in the written Notice of Termination provided to Executive.

                  (i) Termination of employment by the Company for Cause shall be deemed to have occurred only if such termination directly results from: (A) an act or acts of dishonesty on Executive's part constituting a felony; (B) Executive's willful and continued failure to devote the time, attention, and effort necessary to substantially perform his duties as an executive officer of the Company in a manner consistent with Executive's past performance (other than any such failure resulting from Executive's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to Executive by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties and Executive is given a reasonable time after such demand substantially to perform his duties; (C) gross misconduct or gross negligence in connection with the business of the Company or an affiliate which has substantial effect on the Company or the affiliate; or (D) a material breach of any of the covenants set forth in Section 7 hereof.

         (ii) Executive's employment shall in no event be considered to have been terminated by the Company for Cause if the act or failure to act upon which such termination is based: (A) was done or omitted to be done as a result of bad judgment or negligence on Executive's part, or without intent of gaining therefrom directly or indirectly a profit to which Executive was not legally entitled, or as a result of Executive's good faith belief that such act or failure to act, was, and is, not opposed to the interests of the Company; or (B) is an act or failure to act in respect of which Executive meets the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the By-laws of the Company or the laws of the state of its incorporation or the liability insurance covering directors and officers of the Company, in each case as in effect at the time of such act or failure to act.

         (iii) Any determination of Cause under this Agreement shall be made by resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board that Executive was guilty of conduct set forth above in clause (i) of this Section 5(c) and specifying the particulars thereof in detail.

(d) Termination by the Company without Cause. The Company may terminate Executive's employment under this Agreement without Cause at any time after providing Notice of Termination to Executive.

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(e)      Termination by Executive. Executive may terminate his employment under this Agreement at any time after providing Notice of Termination to the Company. Such Notice shall state whether the Executive's termination is for "Good Reason". Termination of employment by Executive for Good Reason shall be deemed to have occurred, if Executive provides the Notice of Termination within 60 days after the occurrence of any of the following:

         (i) A change in Executive's responsibilities, status, title, or position, which, in Executive's reasonable judgment, represents a diminution of Executive's responsibilities, status, title, or position offices, or any removal of Executive from, or any failure to re-elect Executive to, any of such titles, offices, or positions, provided that this clause shall not apply if -------- Executive's employment is terminated as a result of: (A) Executive's death, (B) Executive's Total Disability in accordance with Section 5(c),
                   (C) Cause in accordance with Section 5(d), or (D) Executive's voluntary termination in accordance with this Section 5(e) other than for Good Reason.

         (ii)      A reduction by the Company in Executive's Base Salary.

         (iii) The failure of the Company substantially to maintain and to continue Executive's participation in the Company's benefit plans (other than those plans or improvements that have expired thereafter in accordance with their original terms), or the taking of any action which would materially reduce Executive's benefits under any of such plans or deprive Executive of any material fringe benefit enjoyed by him.

                  (iv) The failure by the Company to pay any material amount of current compensation owing to Executive, or any material amount of compensation deferred under any plan, agreement or arrangement of or with the Company owing to Executive, within 20 days after the Executive makes written demand for such amount.

                  (v) The failure by the Company to obtain an assumption of the obligations of the Company under this Agreement by any successor to the Company.

                  (vi) Any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination, and for purposes of this Agreement, no such purported termination shall be effective.

                  (vii) Any "Change in Control" of the Company as defined in Appendix A to this Agreement.

(f) Notice of Termination. Any termination of Executive's employment by the Company or by Executive (other by reason of Executive's death) shall be communicated by written Notice of Termination to the other party in accordance with Section 16 below. For purposes of this Agreement, a "Notice of Termination" shall mean a notice in writing which shall indicate the specific termination provision in this Agreement relied upon to terminate Executive's employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

(g) Termination Date. Termination Date means (i) if Executive's employment is terminated because of his death, the date of death, or (ii) if employment is terminated for any other reason, the date specified in the Notice of Termination.

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6.  Compensation Following Termination of Employment.

(a) Termination by Reason of Death. In the event that Executive's employment is terminated by reason of Executive's death, the Company shall pay the following amounts to Executive's beneficiary or estate:

                  (i) Earned But Unpaid Compensation. Any accrued but unpaid Base Salary for services rendered to the date of death, any accrued but unpaid expenses required to be reimbursed under this Agreement, and any vacation accrued to the date of death.

                  (ii) Lump Sum Payment. An amount equal to the Base Salary (at the rate in effect as of the date of Executive's death) which would have been payable to Executive if Executive had continued in employment until the last day of the month in which Executive's death occurs. Such amount shall be paid in a single lump sum cash payment within 30 days after Executive's death.

                  (iii) Other Benefits. Any benefits to which Executive may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(e) hereof as determined and paid in accordance with the terms of such plans, policies and arrangements.

(b) Termination by Reason of Total Disability. In the event that Executive's employment is terminated by reason of Executive's Total Disability prior to the last day of the Employment Term as determined in accordance with Section 5(b), the Company shall pay the following amounts to Executive:

                  (i) Earned But Unpaid Compensation. Any accrued but unpaid Base Salary for services rendered to Executive's Termination Date, any accrued but unpaid expenses required to be reimbursed under this Agreement, any vacation accrued to the Termination Date.

                  (ii) Continuation of Base Salary. An amount equal to (A) the Base Salary (at the rate in effect as of the date of Executive's Total Disability) which would have been payable to Executive if Executive had continued in active employment until the end of the 12-month period following Executive's Termination Date, or such longer period as may be determined by the Board, (B) reduced by amount of disability insurance benefits payable to Executive during such period under any employer-paid disability insurance plan. Payment shall be made at the same time and in the same manner as such compensation would have been paid if Executive had remained in active employment until the end of such period.

                  (iii) Other Benefits. Any benefits to which Executive may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(e) hereof shall be determined and paid in accordance with the terms of such plans, policies and arrangements.

(c) Termination for Cause or Termination By Executive for Other Than Good Reason. In the event that Executive's employment is terminated by the Company for Cause pursuant to Section

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         5(c), or by Executive pursuant to Section 5(e) for other than Good
         Reason, the Company shall pay the following amounts to Executive:

                  (i) Earned But Unpaid Compensation. Any accrued but unpaid Base Salary for services rendered to Executive's Termination Date, any accrued but unpaid expenses required to be reimbursed under this Agreement, any vacation accrued to Executive's Termination Date.

                  (ii) Other Benefits. Any benefits to which Executive may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(e) hereof shall be determined and paid in accordance with the terms of such plans, policies and arrangements.

(d) Termination By the Company Without Cause or Termination by Executive for Good Reason. Executive shall be entitled to the benefits described in this Section 6(d) in the event that Executive's employment is terminated (i) by the Company pursuant to Section 5(d) for reasons other than death, Total Disability, or Cause, or (ii) by Executive for Good Reason pursuant to Section 5(e).

                  (i) Earned But Unpaid Compensation. The Company shall pay Executive any accrued but unpaid Base Salary for services rendered to Executive's Termination Date, any accrued but unpaid expenses required to be reimbursed under this Agreement, any vacation accrued to Executive's Termination Date.

                  (ii) Lump Sum Payment. The Company shall pay Executive an amount equal to the product of five times the sum of (A) and
                  (B) below:

                                    (A) Executive's annualized Base Salary at
                           the highest annual rate in effect at any time prior to the Termination Date; and

                                    (B) the amount of annual bonus payable to
                           Executive for the calendar year ending immediately prior to the calendar year in which the Termination Date occurs.

                           This amount will be paid to Executive in a single
                  lump sum within 30 business days after the Termination Date.

                  (iii) Gross-Up Payment. In the event that any portion of the benefits payable under this Section 6(d) and any other payments and benefits under any other agreement with or plan of the Company (in the aggregate, "Total Payments") constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), then the Company shall pay Executive as promptly as practicable following such determination an additional amount (the "Gross-up Payment") calculated as described below to reimburse Executive on an after tax basis for any excise tax imposed on such payments under Section 4999 of the Code. The Gross-up Payment shall equal the amount, if any, needed to ensure that the net parachute payments (including the Gross-up Payment) actually received by Executive after the imposition of federal and state income and excise taxes (including any interest or penalties imposed by the Internal Revenue Service), is equal to the amount that

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                  Executive would have netted after the imposition of federal and state income taxes had the Total Payments not been subject to the taxes imposed by Section 4999. For purposes of this calculation, it shall be assumed that Executive's tax rate will be the maximum marginal federal and state income tax rate on earned income, with such maximum federal rate to be computed with regard to Section 1(a) of the Code.

                           In the event that Executive and the Company are
                  unable to agree as to the amount of the Gross-up Payment, if any, Executive shall select a law firm or accounting firm from among those regularly consulted (during the 12-month period immediately prior to the Termination Date) by the Company regarding federal income tax matters and such law firm or accounting firm shall determine the amount of Gross-up Payment and such determination shall be final and binding upon Executive and the Company.


                  (iv) Other Benefits. Any benefits to which Executive may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(e) hereof shall be determined and paid in accordance with the terms of such plans, policies and arrangements.

                  (v) No Mitigation Required. Executive shall not be required to mitigate the amount of any compensation provided for under this Section 6(d) by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Employee as the result of employment with another employer after the Termination Date or by any other compensation.

                  (vi) Non-Competition Covenant Does Not Apply. The restrictive covenant prohibiting competitive activity set forth in Section 7(b) below shall not be applicable to Executive and shall be null and void.

(e) No Other Benefits or Compensation. Except as may be provided under this Agreement, under the terms of any incentive compensation, employee benefit, or fringe benefit plan, applicable to Executive at the time of Executive's termination or resignation of employment, Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation.


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7.  Restrictive Covenants.

(a) Protected Information. Executive recognizes and acknowledges that he will have access to various confidential or proprietary information concerning the Company and entities affiliated with the Company of a special and unique value which may include, without limitation, (i) books and records relating to operations, finance, accounting, sales, personnel and management, (ii) policies and matters relating particularly to operations such as customer service requirements, costs of providing service and equipment, operating costs and pricing matters, and (iii) various trade or business secrets, including business opportunities, marketing or business diversification plans, business development and bidding techniques, methods and processes, financial data and the like (collectively, the "Protected Information"). Executive therefore covenants and agrees that he will not at any time, either while employed by the Company or afterwards, knowingly make any independent use of, or knowingly disclose to any other person or organization (except as authorized by the Company) any of the Protected Information.

(b) Competitive Activity. Executive covenants and agrees that at all times during his period of employment with the Company, and for a period of two (2) years after the date of termination of his employment by reason of (i) termination by the Company for Cause in accordance with Section 5(c) above, or (ii) termination by the Executive in accordance with
         Section 5(e) above for other than Good Reason, he will not, directly or indirectly, engage in, assist, or have any active interest or involvement whether as an employee, agent, consultant, creditor, advisor, officer, director, stockholder (excluding holding of less than 1% of the stock of a public company), partner, proprietor or any type of principal whatsoever, in any person, firm, or business entity which, directly or indirectly, is engaged in the same business as that conducted and carried on by the Company, without the Company's specific written consent to do so.

(c) Return of Documents and Other Materials. Executive shall promptly deliver to the Company, upon termination of his employment, or at any other time as the Company may so request, all customer lists, leads and refunds, data processing programs and documentation, employee information, memoranda, notes, records, reports, tapes, manuals, drawings, blueprints, programs, and any other documents and other materials (and all copies thereof) relating to the Company's business or that of its customers, and all property associated therewith, which Executive may then possess or have under his control.

8.  Enforcement of Covenants.

(a) Right to Injunction. Executive acknowledges that a breach of the covenants set forth in Section 7 hereof will cause irreparable damage to the Company with respect to which the Company's remedy at law for damages will be inadequate. Therefore, in the event of breach or anticipatory breach of the covenants set forth in this section by Executive, Executive and the Company agree that the Company shall be entitled to the following particular forms of relief, in addition to remedies otherwise available to it at law or equity, injunctions, both preliminary and permanent, enjoining or retraining such breach or anticipatory breach and Executive hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction.

(b) Separability of Covenants. The covenants contained in Section 7 hereof constitute a series of separate covenants, one for each applicable State in the United States and the District of


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         Columbia, and one for each applicable foreign country. If in any judicial proceeding, a court shall hold that any of the covenants set forth in Section 7 exceed the time, geographic, or occupational limitations permitted by applicable laws, Executive and the Company agree that such provisions shall and are hereby reformed to the maximum time, geographic, or occupational limitations permitted by such laws. Further, in the event a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. Executive and the Company further agree that the covenants in Section 7 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action by Executive against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants of Section 7.

9.  Certain Proprietary Rights.

Executive agrees to and hereby does assign to the Company all his right, title and interest in and to all inventions, whether or not patentable, which are made or conceived solely or jointly by him:

(a) at any time during the term of his employment by the Company in an executive, managerial, or planning capacity (including development and sales); or

(b) during the course of or in connection with his duties during the Employment Term; or

(c)      with the use of time or materials of the Company.

Executive agrees to communicate to the Company or its representatives all facts known to him concerning such inventions, to sign all rightful papers, make all rightful oaths and generally to do everything possible to aid the Company in obtaining and enforcing proper patent protection for all such inventions in all countries and in vesting title to such inventions in all countries and in vesting title to such inventions and patents in the Company. For the purpose of this Agreement, the subject matter of any application for patent naming Employee as a sole or joint inventor filed during the course of employment or within one year subsequent to the termination thereof shall be deemed to be an invention made or conceived by him during the course of his employment by the Company and assignable to the Company hereunder, unless Executive establishes by a preponderance of the evidence that such invention was made or conceived by him subsequent to termination of his employment hereunder. At the Company's request (during or after the term of this Agreement) and expense, Executive will promptly execute a specific assignment of title to the Company, and perform any other acts reasonably necessary to implement the foregoing assignment.

10.  Withholding of Taxes.

The Company shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

11.  Source of Payments.

All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid from the general funds of the Company, and no special or separate


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fund shall be established, and no other segregation of assets made, to assure payment. Executive shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations under this Agreement. To the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of an unsecured creditor of the Company and its affiliates.

12.  Successor and Binding Agreement.

(a) Company Successor. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled to under this Agreement if Executive had given Notice of Termination for Good Reason as of the day immediately before such succession became effective and had specified that day in the notice of termination. As used in this Agreement, "Company" shall mean the Company as defined in the first sentence of this Agreement and any successor to all or substantially all its business or assets or which otherwise becomes bound by all the terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise.

(b) Executive's Successor. This Agreement shall inure to the benefit of and be enforceable by Executive and his personal or legal representatives and successors in interest under this Agreement.

(c) Facility of Payment. In the event of Executive's legal incapacity, the Company may make any payments due under this Agreement to his legal representative. In the event of Executive's death, the Company may make any payment due under this Agreement to his surviving spouse or, if none, to Executive's estate. Any payment made in accordance with this provision fully discharges the obligation of the Company therefor.


13.  Assignment by Executive.

The rights and benefits of Executive under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; provided, however, that nothing in this
Section 13 shall preclude Executive from designating a beneficiary or beneficiaries to receive any benefit payable on his death.

14.  Entire Agreement; Amendment.

This Agreement shall supersede any and all existing oral or written agreements, representations, or warranties between Executive and the Company or any of its subsidiaries or affiliated entities relating to the terms of Executive's employment during the Employment Term. It may not be amended except by a written agreement signed by both parties.


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15.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State, without regard to its conflict of laws provisions.

16.  Notices.

Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, or by facsimile or by hand delivery, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                           To the Company:

                                    Ogden Corporation
                                    Two Pennsylvania Plaza
                                    New York, New York 10121
                                    Attention:  General Counsel

                           To Executive:

                                    Ray Dombrowski
                                    120 Glenwood Road
                                    Haddonfield, New Jersey 08033

17.  Miscellaneous.

(a) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(b) Separability. If any term or provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such term or provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

(c) Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

(d) Rules of Construction. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

(e) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year set forth below.


OGDEN CORPORATION                         EXECUTIVE


By:/s/ R. Richard Ablon
   -----------------------------
   R. Richard Ablon                               Ray Dombrowski
   President and Chief Executive
   Officer
                                       Date: /s/ Ray Dombrowski
                                            ----------------------------

Date:
     ----------------------------

                                   APPENDIX A

                         DEFINITION OF CHANGE IN CONTROL


The following definition of "Change in Control" shall apply for purposes of Paragraph 5(e)(vii) of the Employment Agreement:

Change in Control. A "Change in Control" of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

(a) Any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company, representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities;

(b) Individuals who, as of May 20, 1998, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 20, 1998, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.